UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FLUIDIGM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(650) 266-6000

July 14, 2015

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JULY 29, 2015 AT 11:30 A.M., PACIFIC TIME,

AT THE COMPANY’S OFFICES LOCATED AT

7000 SHORELINE COURT, SUITE 100, SOUTH SAN FRANCISCO, CALIFORNIA 94080.

Dear Stockholders:

Enclosed please find supplementary proxy material (the “Supplement”) for the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Fluidigm Corporation, a Delaware corporation (“Fluidigm”), to be held on Wednesday, July 29, 2015 at 11:30 a.m., Pacific time, at the Company’s offices located at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080.

On June 23, 2015, we filed and began mailing to our stockholders Proxy Materials in connection with our 2015 Annual Meeting. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2015. Except as specifically amended or supplemented by the information contained in the Supplement, all information set forth in the proxy statement for the 2015 Annual Meeting remains unchanged and should be considered in voting your shares.

The primary purpose of the Supplement is to update the information under the caption “Related Person Transactions- OpGen Supply Agreement.” This information supplements the disclosures made in the proxy statement, and should be read alongside the proxy statement. To the extent that information herein differs from or updates information contained in the proxy statement, the information contained herein is more current. Any defined terms used but not defined herein shall have the meanings set forth in the proxy statement.

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. The Supplement does not change the proposals to be acted upon at the 2015 Annual Meeting, which are described in the proxy statement.

This Supplement, the notice of annual meeting, the proxy statement for the 2015 Annual Meeting, and the 2014 annual report to stockholders are available on a website at www.proxyvote.com in accordance with the rules and regulations adopted by the SEC.

Your vote is very important. Whether or not you plan to attend the 2015 Annual Meeting, we encourage you to read the proxy statement and the Supplement and vote as soon as possible.

All stockholders are cordially invited to attend the 2015 Annual Meeting in person. Any stockholder attending the 2015 Annual Meeting may vote in person even if such stockholder has previously voted by another method, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the 2015 Annual Meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Thank you for your ongoing support of Fluidigm.

Sincerely,

Gajus V. Worthington

President and Chief Executive Officer

SUPPLEMENTAL INFORMATION

OpGen Supply Agreement

On July 12, 2015, we entered into a letter agreement with OpGen that extends our existing supply agreement with OpGen, which had previously terminated in March 2015, until March 17, 2018 and provides OpGen with the right to extend the term of the supply agreement for up to two additional three-year terms. Additionally, the letter agreement expands the companies’ existing relationship to include collaborating on the development of test kits and custom analytic instruments for identification, screening, and surveillance testing of multi-drug resistant organisms (MDROs). The letter agreement also provides for expansion of the gene targets and organisms to be tested on OpGen’s existing CLIA lab-based tests, the Acuitas® MDRO Gene Test, and the Acuitas Resistome Test, using our technologies and products. Additionally, we have agreed to not develop or directly collaborate with any third party to develop an FDA approved or CE marked diagnostic test for the purpose of detecting certain resistome genes if OpGen meets certain minimum purchase commitments and other requirements. The initial term of the Letter Agreement is five years but may be extended for an additional five year term.

As previously disclosed, Evan Jones, a member of our board of directors, is the Chief Executive Officer of OpGen, Chairman of OpGen’s board of directors, and a substantial stockholder in OpGen. Under the amended supply agreement, OpGen’s aggregate purchases of consumables from January 1, 2015 through June 30, 2015 totaled approximately $167,000, and it has agreed to purchase additional consumables of approximately $195,000 through March 31, 2016. In addition, OpGen has purchased instruments totaling approximately $280,000.

We believe that these transactions with OpGen are on commercially reasonable terms no less favorable to us than could have been obtained from an unaffiliated third party. The terms of these transactions have been approved by our audit committee without the participation of Evan Jones.

In addition, through its affiliated funds, Versant Ventures, a venture capital firm for which the chairman of our board of directors, Samuel D. Colella, serves as a managing member, is a significant stockholder in OpGen. Mr. Colella does not serve on the board of directors of OpGen and is not involved in its operations. We do not believe that these transactions with OpGen constitute “related person transactions” within the meaning of Item 404 of Regulation S-K as they pertain to Mr. Colella, but as part of our governance policy, Versant’s relationship with OpGen was disclosed to our audit committee in connection with its consideration of the transactions described above.

VOTING INFORMATION

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies that have already been received by stockholders will remain valid and will be voted at the annual meeting unless revoked.

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described in the proxy statement (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Fluidigm Corporation, 7000 Shoreline Court, Suite 100, South San Francisco, California 94080, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

OTHER MATTERS

We know of no other matters to be submitted at the 2015 annual meeting. If any other matters properly come before the 2015 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2015 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

South San Francisco, California

July 14, 2015